                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
        Date of Report (Date of earliest event reported)  May 23, 1995
                                                          ------------

                        Nobel Education Dynamics, Inc.
                        ------------------------------
            (Exact name of registrant as specified in its charter)


Delaware                                1-10031              22-2465204
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(State or other jurisdiction            (Commission          (IRS Employer
of incorporation)                       File Number)         Identification No.)


  Rose Tree Corporate Park II, 1400 N. Providence Road, Suite 3055, Media, PA
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                                     19063
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                   (Address of principal executive offices)

       Registrant's telephone number, including area code  (610)891-8200
                                                           -------------

                                      N/A
                                      ---
        (Former name or former address, if changed since last report.)

Item 5    Other Events
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          Educo Acquisition
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          On May 23, 1995, the Company (the "Buyer") entered into a Stock
Purchase Agreement with Educo, Inc. and its stockholders (the "Sellers"), an operator of ten schools located in Maryland, Virginia, North Carolina and South Carolina. The purchase price consists of Two Million Dollars ($2,000,000) in cash, of which Two Hundred Thousand Dollars ($200,000) was placed in escrow as a non-refundable deposit and One Million, Two Hundred Fifty Thousand (1,250,000) shares of the Buyer's common stock at a guaranteed value of One Dollar and Sixty Cents ($1.60) per share in exchange for all of the Sellers' shares of common stock. The Company also will enter into a Consulting and Non-Competition Agreement at the time of closing with Mr. Richard McCool, Educo's current President, at the annual rate of $58,224 through the year 2005. The closing date of the acquisition is scheduled on August 31, 1995.

          The projected net revenues of Educo, Inc. are estimated to be approximately Six Million Dollars ($6,000,000) for the twelve months ended August 31, 1995. The closing of the transaction is contingent upon normal conditions for closing. The Company plans to fund the acquisition through the private placement of debt and equity. The Company is in the process of recapitalizing the Company through an offering.
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          Litigation Update
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          In connection with legal proceedings instituted by certain former officers of the Company (as reported on Form 10-K, Part I, Item 3), the Company reports the following events:

          In May 1993, Julie Sell and Michael Bright, former executives of the Company, commenced a suit in the United States District Court for the Eastern District of Pennsylvania alleging that the Company breached its contractual duty to pay them salary increases, bonuses and severance pay under the Company's Executive Severance Pay Plan. On September 15, 1994, the United States District Court for the Eastern District of Pennsylvania entered a judgment against the Company and in favor of Julie Sell and Michael Bright for the combined amount of Four Hundred Six Thousand Dollars ($406,000) plus legal fees. The Company had appealed this decision to the United States Court of Appeals for the Third Circuit. On May 23, 1995, the United States Court of Appeals for the Third Circuit ruled that the judgment of the District Court entered on September 15, 1994 be affirmed. The Company has filed a Petition for Rehearing of this case. There are no assurances that the appeal will be won.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          Nobel Education Dynamics, Inc.
                                          (Registrant)



Date:  June 22, 1995                      By: A. J. Clegg
                                              --------------------------
                                              Chairman, President and CEO



Date:  June 22, 1995                      By: Yvonne DeAngelo
                                              --------------------------
                                              Controller and Secretary

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      Nobel Education Dynamics, Inc.
                                      (Registrant)



Date:  June 22, 1995                  By:_____________________________
                                         A. J. Clegg
                                         Chairman, President and CEO


Date:  June 22, 1995                  By:_____________________________
                                         Yvonne DeAngelo
                                         Controller and Secretary